Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	G. Christopher Colville
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Eric Boyriven
Financial Dynamics
(212) 850-5600

FOR IMMEDIATE RELEASE

CONSOLIDATED GRAPHICS TO ACQUIRE LEADING COMMERCIAL PRINTING

COMPANIES IN ST. LOUIS
—Nies/Artcraft Printing/Valcour Printing/Impression Label Acquisition Represents

Entry into Geographically Strategic Market—

HOUSTON, TEXAS – November 3, 2005 - Consolidated Graphics, Inc. (NYSE: CGX) announced today that it has signed a letter of intent to acquire an affiliated group of commercial printing companies operating as Nies/Artcraft Printing, Valcour Printing and Impression Label in St. Louis, Missouri.  The transaction is expected to be completed by December 15, 2005.

The three companies serve the metropolitan St. Louis area and surrounding regions.  Nies/Artcraft specializes in high quality medium- to long-run sheetfed and web printing.  Valcour specializes in high quality, short-run small format sheetfed and digital printing.  Impression Label specializes in high quality flexographic label printing.  In addition, the companies offer a variety of value-added print-related services including fulfillment.  Together the companies serve an impressive and diverse customer base which includes many of the regions’ leading companies.

The present management team of Jim Finger, President, Phil Brown, Vice President of Sales, Tom Hedrick, Vice President of Finance, and Gary Wooldridge, Vice President of Manufacturing will remain with the companies following the completion of the transaction.

“Nies/Artcraft, together with Valcour and Impression Label, are the premier general commercial printing companies in an important market that Consolidated Graphics has long desired to be in,” commented Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics.  “We are especially pleased that these companies will be joining us and that Jim Finger and his management team will continue in their leadership roles.  We look forward to working with them to help continue the long history of growth and success these companies have achieved.”

Jim Finger also commented, “We view Consolidated Graphics as the nation’s leading general commercial printing company and look forward to becoming a part of the organization.  Especially attractive to us is their very successful business model, which is based on continuing a company’s heritage in its marketplace, maintaining local leadership and providing access to economic, geographic and technological advantages in order to better serve our customers and grow our business.  We could not be more pleased with this outcome or more excited about the future.”

Consolidated Graphics, Inc. is one of the nation’s leading commercial sheetfed, web and digital printing companies.  Through its network of printing companies in 25 states, the Company produces high-quality customized printed materials for a broad customer base that includes many of the most recognized companies in the country.  Consolidated Graphics also offers an extensive and growing range of digital and Internet-based services and solutions marketed through CGXSolutions.  Consolidated Graphics is focused on adding value to its operating companies by providing financial and operational strengths, management support and technological advantages associated with a national organization. For more information, visit the Company’s Web site at www.cgx.com.

This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements. Consolidated Graphics’ expectations regarding future sales and profitability assume, among other things, stability in the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics’ filings with the Securities and Exchange Commission. The forward-looking statements, assumptions and factors stated or referred to in this press release are based on information available to Consolidated Graphics today. Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions and other factors after the day of this release to reflect the occurrence of events or circumstances or changes in expectations.

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